Exhibit 23.1
Consent of Independent Auditor
We consent to the incorporation by reference in the following Registration Statements of Dollar Financial Corp. of our report dated April 30, 2007, relating to our audit of the financial statements of CCS Financial Services, Inc. as of and for the year ended December 31, 2006, included in this Current Report on Form 8-K/A.
(1)	Registration Statement (Form S-8 No. 333-134262) pertaining to the Dollar Financial Corp. Deferred Compensation Plan;

(2)	Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and Dollar Financial Corp. 2005 Stock Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-147495) of Dollar Financial Corp. pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan;

(4)	Registration Statement (Form S-3 No. 333-139580) of Dollar Financial Corp.; and

(5)	Registration Statement (Form S-3 No. 333-146205) of Dollar Financial Corp.
/s/  McGladrey & Pullen, LLP
Fort Lauderdale, FL
February 8, 2008